                         PENINSULA GAMING COMPANY, LLC
                                      AND
                             PENINSULA GAMING CORP.
                               OFFER TO EXCHANGE
                            UP TO $71,000,000 OF OUR
                 SERIES B 12 1/4% SENIOR SECURED NOTES DUE 2006
                            FOR ALL OUR OUTSTANDING
                 SERIES A 12 1/4% SENIOR SECURED NOTES DUE 2006

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY   ,
2000 (THE "EXPIRATION DATE") UNLESS THE EXCHANGE OFFER IS EXTENDED TO A DATE NOT
LATER THAN       , 2000. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR
TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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To:    Brokers, Dealers, Commercial Bank,
     Trust Companies and Other Nominees:

    Peninsula Gaming Company, LLC, a Delaware limited liability company, and its wholly-owned subsidiary, Peninsula Gaming Corp., a Delaware corporation (collectively, the "Company") are offering, upon and subject to the terms and
conditions set forth in the Prospectus, dated December   , 1999 (as the same may
be amended or supplemented from time to time, the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") $71,000,000 aggregate principal amount of its Series B 12 1/4% Senior Secured Notes due 2006 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which the Prospectus constitutes a part, for $71,000,000 aggregate principal amount of its outstanding Series A 12 1/4% Senior Secured Notes due 2006 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated July 15, 1999 by and among the Company and Jefferies & Company, Inc.

    We are requesting that you contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

        1. Prospectus dated December   , 1999;

        2. A BLUE Letter of Transmittal for your use and for the information of your clients, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

        3. A PINK Notice of Guaranteed Delivery to be used to accept the Exchange Offer if time will not permit all required documents to reach the Exchange Agent (as defined below) prior to the Expiration Date (as defined below) or if the procedures for book-entry transfer cannot be completed on a timely basis;

        4. A YELLOW form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

        5. Return envelopes addressed to Firstar Bank, N.A., 101 East Fifth Street, St. Paul, Minnesota, 55101, the Exchange Agent (the "Exchange Agent") for the Old Notes.

    Your prompt action is requested. The Exchange Offer will expire at
5:00 p.m., New York City time, on January   , 2000 (unless extended by the
Company) or the date on which 100% of the Old Notes are validly tendered and not withdrawn (the "Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

    If holders of Old Notes wish to tender but time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

    The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Firstar Bank, N.A., the Exchange Agent for the Old Notes, at its address set forth on the front of the Letter of Transmittal.

                                          Very truly yours,
                                          PENINSULA GAMING COMPANY, LLC
                                          and
                                          PENINSULA GAMING CORP.

    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures